UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Image Sensing Systems, Inc.

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Image Sensing Systems, Inc. 500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104 (651) 603-7700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2005

TO THE SHAREHOLDERS OF IMAGE SENSING SYSTEMS, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Image Sensing Systems, Inc. will be held at 3:30 p.m. Central Time on Wednesday, May 18, 2005, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, St. Paul, Minnesota, for the following purposes:

        1.     To elect five directors to serve on our Board of Directors.

        2.     To approve the Image Sensing Systems, Inc. 2005 Stock Incentive Plan.

        3.     To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2005 fiscal year.

        4.     To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 23, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        We encourage you to take part in the affairs of our company either in person or by executing and returning the enclosed proxy card as promptly as possible. To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/   James Murdakes

James Murdakes
Chairman of the Board, Chief Executive Officer,
President and Secretary

Dated:   April 18, 2005

We urge you to mark, sign and date the enclosed proxy and promptly mail it in the enclosed envelope, which requires no postage if mailed in the United States.

PROXY STATEMENT

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1

What is the purpose of the meeting?	1
Who is entitled to vote at the meeting?	1
What are my voting rights?	1
How many shares must be present to hold the meeting?	1
How do I vote my shares?	1
Can I vote my shares in person at the meeting?	2
What vote is required for the election of directors or for a proposal to be approved?	2
How are votes counted?	2
How does the Board of Directors recommend that I vote?	2
What if I do not specify how I want my shares voted?	3
Can I change my vote after submitting my proxy or voting instructions?	3
Who pays for the cost of proxy preparation and solicitation?	3
How can I communicate with the Board of Directors?	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	5

PROPOSAL 1 – ELECTION OF DIRECTORS	6

CORPORATE GOVERNANCE	8

Board Independence	8
Board Meetings and Committees	8
Executive Sessions of the Board	9
Compensation of Directors	9
Policy Regarding Attendance at Annual Meetings	9

EXECUTIVE COMPENSATION	10

Summary Compensation Table	10
Stock Options	11
Employment Agreements	11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	13

PROPOSAL 2 – APPROVAL OF IMAGE SENSING SYSTEMS, INC. 2005 STOCK INCENTIVE PLAN	13

Summary of the 2005 Stock Plan	14
New Plan Benefits	16
Equity Compensation Plan Information	17
Federal Income Tax Consequences	17
Recommendation	18

i

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT PUBLIC ACCOUNTING FIRM	18

Audit Committee Report	18
Audit Fees	19
Audit-Related Fees	19
Tax Fees	19
All Other Fees	19
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Provided by Our Independent Registered Public Accounting Firm	19

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING	20

ANNUAL REPORT TO SHAREHOLDERS	20

OTHER MATTERS	21

Image Sensing Systems, Inc. Audit Committee Charter	Appendix A

Image Sensing Systems, Inc. 2005 Stock Incentive Plan	Appendix B

ii

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2005

        The Board of Directors of Image Sensing Systems, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held on May 18, 2005, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 18, 2005.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, approval of the Image Sensing Systems, Inc. 2005 Stock Incentive Plan and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set March 23, 2005, as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 23, 2005, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 3,546,322 shares of common stock, par value $.01, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 3,546,322 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

  you are present and vote in person at the meeting; or
  you have properly submitted a proxy by mail.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with a recent change in Minnesota law, the nominees for election as directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing five directors, the five nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposals (provided that the total number of shares voted in favor of the proposals constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

  FOR all of the nominees for director;
  FOR the proposal to approve the Image Sensing Systems, Inc. 2005 Stock Incentive Plan; and
  FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2005 fiscal year.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

  FOR all of the nominees for director;
  FOR the proposal to approve the Image Sensing Systems, Inc. 2005 Stock Incentive Plan;
  FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2005 fiscal year; and
  in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to March 5, 2005.

Can I change my vote after submitting my proxy or voting instructions?

Yes.   You may revoke your proxy at any time before the proxy vote is cast at the annual meeting in any of the following ways:

  by giving written notice of revocation to Arthur J. Bourgeois, our Chief Financial Officer;
  by submitting a later-dated proxy; or
  by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation.

We are soliciting proxies primarily by mail. In addition, some of our officers, directors and regular employees may solicit the return of proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Shareholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to:

The Office of the Corporate Secretary Image Sensing Systems, Inc. 500 Spruce Tree Centre 1600 University Avenue West St. Paul, MN 55104

Our Corporate Secretary will deliver such letters to a director that can address the matter, or to a specified director if so addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 23, 2005 by (1) each person or entity known by us to own beneficially more than five percent of our common stock; (2) each director and nominee for election as a director of Image Sensing Systems; (3) each of our executive officers named in the Summary Compensation Table below; and (4) all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to our securities. Shares of our common stock issuable pursuant to stock options and convertible securities that are exercisable or convertible currently or within 60 days after March 23, 2005 are deemed outstanding for computing the beneficial ownership percentage of the person holding the options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each director and executive officer named below is the same as that of Image Sensing Systems.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Austin W. Marxe and David M. Greenhouse	391,379	(1)	11.0%
153 East 53rd Street
New York, NY 10022

Betty P. Papapanou	334,310	(2)	9.3%
2483 Albert Street North
Roseville, MN 55113

Heartland Advisors, Inc.	249,000	(3)	7.0%
789 North Water Street
Milwaukee, WI 53202

Brown Bros. Harriman	209,200	(4)	5.9%
59 Wall Street
New York, NY 10005

Walrus Partners, L.L.C.	203,155	(5)	5.7%
8014 Olson Memorial, No. 232
Golden Valley, MN 55427

Mats Johan Billow	12,500	(6)	0.4%
Arthur J. Bourgeois	7,000	(6)	0.2%
Richard P. Braun	—		—
Michael G. Eleftheriou	26,000	(6)	0.7%
Richard C. Magnuson	—		—
Panos G. Michalopoulos	779,619	(2)(6)(7)	21.1%
James Murdakes	65,526	(6)	1.8%
All directors and executive officers as a group (7 persons)	890,645	(6)	23.4%

_________________

(1)

We have relied upon the information supplied by Austin W. Marxe (Marxe) and David M. Greenhouse (Greenhouse) in a Schedule 13G furnished to us reporting information as of February 28, 2005. Marxe and Greenhouse share sole voting and investment power over 22,775 shares of our common stock owned by Special Situations Cayman Fund, L.P., 107,518 shares of our common stock owned by Special Situations Fund III, L.P., 50,153 shares of our common stock owned by Special Situations Technology Fund, L.P. and 210,933 shares of our common stock owned by Special Situations Fund II, L.P.

(2)

Includes 277,310 shares of common stock held by Ms. Papapanou and 57,000 shares issuable pursuant to options exercisable within 60 days after March 23, 2005. In accordance with an agreement between Ms.

Papapanou and Dr. Michalopoulos, Ms. Papapanou will vote all such shares consistent with the recommendations of the majority of our Board of Directors, unless Dr. Michalopoulos agrees in writing that she need not so vote with respect to a specific proposal.

(3)

We have relied upon the information supplied by Heartland Advisors, Inc. in a Schedule 13G furnished to us reporting information as of December 31, 2004. Heartland Advisors, Inc. has shared voting and investment power over the indicated shares.

(4)

We have relied upon the information supplied by Brown Brothers Harriman & Co. in a Schedule 13G furnished to us reporting information as of December 31, 2004. Brown Brothers Harriman & Co. has shared voting and investment power over the indicated shares.

(5)

We have relied upon the information supplied by Walrus Partners, L.L.C. in a Schedule 13G furnished to us reporting information as of December 31, 2004. Walrus Partners, L.L.C., has shared voting and investment power over the indicated shares.

(6)

Includes shares issuable pursuant to options exercisable currently or within 60 days after of March 23, 2005: for Mr. Billow, 12,500 shares; for Mr. Bourgeois, 7,000 shares; for Mr. Eleftheriou, 26,000 shares; for Dr. Michalopoulos, 156,000 shares; for Mr. Murdakes, 56,000 shares; and for all directors and executive officers as a group, 257,500 shares.

(7)	Includes 346,309 shares held by Transatlantic Emporium & Technology Exchange LLC, a corporation controlled by Dr. Michalopoulos.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them for fiscal 2004, except for Dr. Michalopoulos, who filed a late Form 4 on May 6, 2004, reporting the disposition of 45,000 shares of our common stock on March 30, 2004.

PROPOSAL 1 – ELECTION OF DIRECTORS

        The business and affairs of Image Sensing Systems are managed under the direction of our Board of Directors, which presently is comprised of five members. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director. All of the nominees presently are members of the Board of Directors.

        The Board of Directors recommends that you vote FOR election of the five nominated directors. Proxies will be voted FOR the election of the five nominees unless otherwise specified.

        If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

        The nominees for election to our Board of Directors provided the following information about themselves.

Richard P. Braun, age 79, director since 1994. Mr. Braun served as Director of the Center for Transportation Studies at the University of Minnesota from 1987 to 1994. From September 1993 to February 1995, Mr. Braun served as Chairman of the State of Minnesota’s Metropolitan Airports Commission, and he was Commissioner of Transportation for the State of Minnesota from 1979 to 1987. Mr. Braun retired from full-time employment in 1994. Mr. Braun is a member of the Compensation and Stock Option Committee and the Nominating Committee.

Michael G. Eleftheriou, age 60, director since April 2002. Since November 2004, Mr. Eleftheriou serves as Executive Vice President at NJK Holding, a Minneapolis, Minnesota based privately-held investment company. From July 2001 to July 2004 Mr. Eleftheriou served as President and Chief Executive Officer of Creative Publishing international, a Minneapolis-based publisher, following the sale of which he served as interim President of Imaging Acceptance Corporation, thru October 2004. From November 2000 to July 2001, Mr. Eleftheriou provided executive consulting services to providers of web-based media. Mr. Eleftheriou served as Vice President, Systems Integration Services at Control Data Systems from 1997 to 1998, and as President, Systems Integration Services at Control Data Systems and its successor company Syntegra U.S.A., the global consulting and systems integration arm of British Telecommunications plc, from 1998 to November 2000. From 1968 to 1997, he held various positions domestically and internationally in engineering, software, product development, sales, marketing and general and executive management at Control Data Corporation and Control Data Systems, Inc., a provider of computing and systems integration services that was spun off from Control Data Corporation in 1992. Mr. Eleftheriou is chairman of the Compensation and Stock Option committee and is a member of the Audit and Nominating committees.

Richard C. Magnuson, age 63, director since 1990. Since 1997, Mr. Magnuson has served as Chairman and Chief Financial Officer of BioMedix, Inc., a medical device company. From 1995 to 1997 he operated his own management consulting firm, Operating Management, Inc. Mr. Magnuson served as President and Chief Executive Officer of Image Sensing Systems from 1991 to 1995 and as Vice President and Secretary during 1995. From 1988 to 1990, Mr. Magnuson worked with Image Sensing Systems as a private consultant. Mr. Magnuson is chairman of the Audit Committee and a member of the Nominating Committee.

Panos G. Michalopoulos, age 56, director since 1984. Dr. Michalopoulos, our founder, was Chairman of the Board of Image Sensing Systems from our inception in 1984 through 1999 and served as Chief Scientific Advisor from 1995 through 2000. Since 1977, Dr. Michalopoulos has been a professor in the Department of Civil Engineering at the University of Minnesota. Dr. Michalopoulos has more than 33 years of research, teaching, and consulting experience in traffic engineering operations and control. He has taught at several universities, consulted with many firms in the United States and abroad in the area of traffic control, and has worked as a traffic engineer. Dr. Michalopoulos is chairman of the Nominating Committee and a member of the Compensation and Stock Option Committee.

James Murdakes, age 72, director since 1994. Mr. Murdakes was elected Chairman of the Board of Image Sensing Systems in February 2002 and was appointed Chief Executive Officer and President of Image Sensing Systems, Inc. in April 2002. He served as President and Chief Executive Officer of LSC, Inc., a Minneapolis-based systems integrator for computer network storage servers, from 1993 through 1996, and was Chairman of the Board of Directors and a management consultant to LSC in 1997. He was retired from full-time employment from 1998 to 2002.

        In addition to Mr. Murdakes, the other executive officers of Image Sensing Systems and their biographical information are as follows:

Mats Johan Billow, age 42, was appointed Managing Director of our wholly-owned subsidiary Flow Traffic Ltd. in June 2002 and was Vice President for International Business of Image Sensing Systems from February 2002 until June 2002. Flow Traffic distributes traffic management products and systems and provides marketing and technical support for a broad range of traffic technologies throughout Asia. Mr. Billow founded Flow Traffic in 1998 and served as its General Manager from its inception through June 2002. Between 1996 and 1998, Mr. Billow was the General Manager of Peek Ltd., the Asia-Pacific arm of Peek plc, a provider of products and services for improving traffic and the traveler environment, with responsibility for Peek’s traffic business in East Asia. During this time he managed Peek’s Chinese joint venture business and various traffic projects funded by the World Bank and Asian Development Bank. Mr. Billow served as a member of our Board of Directors from February 2002 through August 2002.

Arthur J. Bourgeois, age 64, has served as Chief Financial Officer and Treasurer since May 2002. From 1995 through October 1999, Mr. Bourgeois served in this same capacity for Image Sensing Systems, Inc. Mr. Bourgeois was retired from employment from October 1999 to May 2002. From 1965 through 1994, he practiced as a CPA and ended his professional public accounting career as an assurance partner with Ernst & Young LLP.

CORPORATE GOVERNANCE

        Our Board of Directors and management are dedicated to exemplary corporate governance. In 2004, we adopted a Code of Ethics and Business Conduct. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics and Business Conduct can be found on our website at www.imagesensing.com by clicking on Investor Relations and then Corporate Code of Ethics and Business Conduct.

Board Independence

        Our Board of Directors has determined that each of our directors is independent under the Nasdaq listing standards, except for James Murdakes, who serves as our Chairman, Chief Executive Officer and President. Each of our Audit, Compensation and Stock Option and Nominating committees is composed only of independent directors. In making the independence determinations, we reviewed all of our directors’ relationships with us based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with us and our management.

Board Meetings and Committees

        The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation and Stock Option, and Nominating. Each of our Audit and Nominating committees has adopted and operates under a written charter. The Board recently amended the Audit Committee charter, which is attached to this proxy statement as Appendix A. Copies of the charters of the Audit and Nominating committees may be found at www.imagesensing.com by clicking on Investor Relations. The current membership of the standing committees is indicated in the foregoing section. The Board of Directors held seven meetings during fiscal 2004. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during fiscal 2004.

Audit Committee

        The Audit Committee is responsible for the selection and compensation of the independent registered public accounting firm, and it reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee’s responsibilities are further described in the report of the Audit Committee on page 18 of this proxy statement. Both of the Audit Committee members meet the existing independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission. Our Board of Directors has identified both Richard C. Magnuson and Michael G. Eleftheriou to be audit committee financial experts under the rules of the Securities and Exchange Commission. During fiscal 2004, the Audit Committee held nine meetings.

Compensation and Stock Option Committee

        The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation guidelines and stock option grants for executive officers and other key personnel. During fiscal 2004, the Compensation and Stock Option Committee held three meetings.

Nominating Committee

        The Nominating Committee recommends new director nominees to the Board. During fiscal 2004, the Nominating Committee held one meeting.

        The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as a director of Image Sensing Systems, the Nominating Committee considers criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by shareholders, or through some other source.

        The Nominating Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating Committee c/o Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

        The Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

        No candidates for director nominations were submitted by any shareholder in connection with the 2005 annual meeting.

Executive Sessions of the Board

        At least twice annually, our independent directors meet in executive session without any director who does not meet the independence requirements of the Nasdaq listing standards being present.

Compensation of Directors

        During 2004, each of our non-employee directors received the following fees for serving as a director: $4,000 paid immediately after the annual shareholders’ meeting, $500 paid each month for the period January through June and $700 paid each month for the period July through December during which the director served on the Board. During 2005, each of our non-employee directors will receive the following fees for serving as a director: $4,000 paid immediately after the annual shareholders’ meeting and $700 paid each month during which the director serves on the Board. Directors who are appointed to the Board at any time after the annual meeting receive a pro rata amount. Previously, in connection with their initial appointment or election to the Board, non-employee directors were granted a non-incentive stock option to purchase 36,000 shares of our common stock. The option shares become exercisable in three equal installments on the first, second and third anniversary of the date of grant. These grants were made under our 1995 Long-Term Incentive and Stock Option Plan, which expired in February 2005. Future option grants to new directors will be made under the 2005 Stock Incentive Plan, if such plan is approved by our shareholders. Directors who are employees of Image Sensing Systems do not receive any compensation for their service on the Board of Directors. The Board of Directors has determined to continue paying Mr. Murdakes, who serves as a consultant, his annual retainer for service as a director in addition to his compensation for serving as our Chief Executive Officer and President (see “Employment Agreements” on page 11 of this proxy statement).

Policy Regarding Attendance at Annual Meetings

        We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our directors attended the annual shareholders meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the cash and non-cash compensation awarded to or earned in the last three fiscal years by our chief executive officer and each of our other executive officers whose annual compensation paid by us in fiscal 2004 exceeded $100,000.

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)		All Other Compensation ($)
James Murdakes(1)	2004	111,960	40,000		—		11,200	(2)
Chairman of the Board, Chief	2003	96,000	25,000		—		10,000
Executive Officer and President	2002	59,250	10,000		20,000	(3)	10,000

Mats Johan Billow(4)	2004	206,981	194,394	(5)	—		10,365	(6)
Managing Director, Flow Traffic Ltd.	2003	203,325	34,085		—		10,166
and Vice President for International	2002	203,333	30,184		100,000		4,600
Business, Image Sensing Systems

Arthur J. Bourgeois(7)	2004	93,040	25,000		—		—
Chief Financial Officer	2003	84,000	20,000		—		—
	2002	48,000	10,000		21,000		—

_________________

(1)	Mr. Murdakes was appointed Chief Executive Officer and President on April 15, 2002. He commenced service as Chairman of the Board in February 2002.

(2)	Represents the annual retainer paid to Mr. Murdakes for his service on the Board of Directors.

(3)

Represents shares underlying a non-incentive stock option granted to Mr. Murdakes on February 12, 2002. The option was granted under our 1995 Long-Term Incentive and Stock Option Plan, has an exercise price of $2.35 per share and was fully vested upon grant.

(4)

Mr. Billow became Managing Director of our subsidiary Flow Traffic Ltd. in June 2002 and served as Vice President for International Business from February 2002 until June 2002. He served as General Manager of Flow Traffic Ltd. from December 1998 until June 2002.

(5)	Represents incentive bonus of $17,337 and $177,057 paid as a bonus in lieu of allowing vesting of an option to purchase 12,500 shares of our common stock at $1.71 per share.

(6)	Represents pension plan contributions paid by Flow Traffic Ltd.

(7)	Mr. Bourgeois was appointed Chief Financial Officer on May 1, 2002.

Stock Options

        The following table summarizes option exercises during fiscal 2004 by the executive officers named in the Summary Compensation Table and the value of the options held by these officers at the end of fiscal 2004. No stock options or stock appreciation rights were granted in fiscal 2004 to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
James Murdakes	0	0	56,000/0	813,144/0
Mats Johan Billow	25,000	244,250	0/37,500	0/569,625
Arthur J. Bourgeois	7,000	76,300	7,000/7,000	102,550/102,550

_________________

(1)	Value determined by subtracting the exercise price per share from the closing price per share of our common stock on the date of exercise.

(2)	Value determined by subtracting the exercise price per share from the closing price per share of our common stock on December 31, 2004.

Employment Agreements

James Murdakes

        Mr.   Murdakes was appointed Chief Executive Officer and President on April 15, 2002. On March 23, 2004, Mr. Murdakes signed a Consultancy Agreement with us that (1) reaffirms his monthly retainer for 2004 of $9,330, (2) provides for an annual bonus after the fiscal year end for achieving financial and strategic objectives agreed upon by the Board of Directors at the beginning of such year, and (3) provides for severance pay equal to the monthly retainer on the termination date multiplied by six months or, in the event there is a change of control of Image Sensing Systems, multiplied by 12 months. Mr. Murdakes continues to receive payment for service on our Board of Directors. See “Compensation of Directors” on page 9 of this proxy statement.

Mats Johan Billow

        Mr.   Billow was appointed Managing Director of our wholly-owned subsidiary Flow Traffic Ltd. in June 2002 and served as Vice President for International Business of Image Sensing Systems from February 2002 until June 2002. Flow Traffic and Image Sensing Systems entered into an employment agreement with Mr. Billow on June 14, 2002, in which we agreed to guarantee certain of Flow Traffic’s obligations to Mr. Billow set forth in the agreement. The agreement was effective as of April 1, 2002 and provides for annual base compensation to Mr. Billow of HK$1,586,000 (approximately US$203,333) per year, which includes a provision for a housing allowance and which is subject to annual review by Flow Traffic’s Board of Directors. Mr. Billow’s annual base compensation for 2004 was increased to HK$1,612,000 (approximately US$206,981), and in March 2005 the Board of Directors reaffirmed the same amount of annual base compensation for 2005.

        In addition to his annual base compensation, Mr. Billow is eligible to receive incentive compensation based on three levels of pre-tax, pre-bonus income earned by Flow Traffic, Ltd. His employment agreement provided that for 2004, if Flow Traffic achieved pre-tax income of between US$181,818 and US$250,000, Mr. Billow would receive a cash bonus in an amount equal to 10% of Flow Traffic’s pre-tax income (but not to exceed $25,000), except that if, after taking the payment of any such bonus into account, Flow Traffic’s pre-tax income fell below $181,818, then the bonus would be decreased by an amount equal to the difference between $181,818 and the lower pre-tax income amount. If, after taking the payment of any such bonus into account, Flow Traffic achieved pre-tax income in excess of US$250,000, then Mr. Billow would receive a bonus of $25,000 plus an additional cash bonus of up to five percent of any pre-tax income exceeding $250,000, after giving effect to all bonuses paid to Mr. Billow and other Flow Traffic employees. The Board of Directors added a third level of bonus payment for 2004, wherein Mr. Billow would be paid an additional bonus if pre-tax profit, after deducting all other bonuses, exceeded 400,000; this bonus would equal any pre-tax profit in excess of $400,000, limited to $15,000. Based on these provisions, Mr. Billow earned a bonus for 2004 in the amount of $17,337. In March 2005 the Board of Directors changed the third level of bonus payment for 2005, wherein Mr. Billow will be paid an additional bonus if Flow Traffic’s sales revenues exceed $2,500,000; this bonus is limited to $15,000 and is payable only to the extent the bonus does not lower pretax income to less than $300,000.

        Mr. Billow may terminate his employment agreement for any reason upon six months’ notice, effective no earlier than January 1, 2004. The agreement may be terminated by Flow Traffic for any reason at any time on or after January 1, 2004. Under the agreement, if Flow Traffic terminates Mr. Billow without cause, it must pay him severance in an amount equal to one year of Mr. Billow’s base compensation. During the term of the agreement and for a period of 12 months following any termination of employment, Mr. Billow will not (1) directly or indirectly engage in any business activity that is competitive with any business of Flow Traffic or Image Sensing Systems, (2) provide technical, commercial or professional advice to any business that is competitive with Flow Traffic or Image Sensing Systems, or (3) solicit or otherwise interfere with the relationship between Flow Traffic or Image Sensing Systems and any entity or individual who has been a customer, supplier or employee of Flow Traffic or Image Sensing Systems at any time during the term of Mr. Billow’s employment with Flow Traffic. In addition, the agreement provides for the non-disclosure of confidential information of Flow Traffic and Image Sensing Systems both during the term and following termination of the agreement.

        In connection with the execution of the employment agreement, Mr. Billow was granted an option to purchase 100,000 shares of our common stock. Half of these option shares will vest in cumulative installments of 12,500 shares on the first four anniversaries of the date of grant, and the remaining half will vest in cumulative installments of 12,500 shares on the first four anniversaries of the date of grant only if certain performance targets are met. The option immediately vests in full upon a change in control of Image Sensing Systems.

Arthur J. Bourgeois

        Mr. Bourgeois was appointed Chief Financial Officer on May 1, 2002. On May 7, 2002 we signed a consultancy agreement with Mr. Bourgeois, which delineated certain responsibilities and established a monthly retainer of $6,500. In January 2003, the Board of Directors approved an increase in Mr. Bourgeois’s monthly retainer to $7,000. In September 2003, we signed an addendum to the consultancy agreement which (1) delineates additional responsibilities regarding merger and acquisition work and provides for additional pay of $150 per hour for services performed in connection with acquisitions, and (2) in the event of a change of control of Image Sensing Systems, provides for severance pay equal to Mr. Bourgeois’s retainer fee at the time of a change of control multiplied by six. In February 2004, the Board of Directors approved an increase in Mr. Bourgeois’s monthly retainer to $7,670. In July 2004 the Board of Directors approved a $200 increase in Mr. Bourgeois’s monthly retainer as compensation for attendance at Board of Director meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On January 7, 2002, we purchased all of the shares then held by the minority shareholders of our subsidiary Flow Traffic Ltd., making Flow Traffic our wholly-owned subsidiary. The purchase was made in accordance with the Shares Sale and Purchase Agreement dated November 28, 2001, among Image Sensing Systems and the minority shareholders of Flow Traffic. The agreement was amended on December 31, 2001, April 15, 2002 and June 14, 2002. At the time the agreement was entered into, the minority shareholders of Flow Traffic Ltd. included Mats Johan Billow and Grove Place Limited, a consulting company affiliated with Anthony H. Gould. In February 2002, Mr. Billow and Mr. Gould were elected to our Board of Directors, Mr. Gould was appointed as our interim President and Chief Executive Officer, and Mr. Billow was appointed as our Vice President for International Business. Mr. Gould resigned from all positions at Image Sensing Systems on April 15, 2002. Prior to this purchase, we owned six shares of Flow Traffic, and the minority shareholders collectively owned four shares of Flow Traffic.

        In accordance with the agreement and amendments, we agreed to pay the following amounts to Mr. Billow and Mr. Gould as consideration for their shares:

  Cash payments to each of Mr. Billow and Mr. Gould at the time of purchase of $125,000.
  Additional payments to each of Mr. Billow and Mr. Gould of $225,000, payable at any time between April 1, 2003 and April 30, 2003 upon the request of Mr. Billow or Mr. Gould, which payments were secured by letters of credit drawn in favor of Mr. Billow and Mr. Gould. These payments were made on April 1, 2003.
  Non-interest bearing notes, maturing on January 7, 2007, in the principal amount of $125,000 for each of Mr. Billow and Mr. Gould. Each of the notes was convertible at any time prior to January 7, 2007, into 50,000 shares of our common stock. The holders were entitled to demand payment for their notes at any time after April 1, 2003. The notes were prepayable by us at any time during 2002 for their principal amount of $125,000 each and without penalty or additional fees. We prepaid these notes in December 2002 to preclude conversion to our common stock.
  A cash payment of $50,000 to Mr. Gould in April 2002, and a cash payment of $50,000 to Mr. Billow in December 2002, in satisfaction of certain earn-out provisions of the agreement.

PROPOSAL 2 – APPROVAL OF
IMAGE SENSING SYSTEMS, INC. 2005 STOCK INCENTIVE PLAN

        On April 12, 2005, the Board adopted, subject to shareholder approval, the Image Sensing Systems, Inc. 2005 Stock Incentive Plan (the “2005 Stock Plan”). The purpose of the 2005 Stock Plan is to promote the interests of Image Sensing Systems, Inc. and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and directors who will contribute to Image Sensing Systems, Inc.‘s growth and financial performance for the benefit of our shareholders.

        We previously awarded non-qualified stock options to our employees through the 1995 Long-Term Incentive and Stock Option Plan, which expired in February 2005. At the time the 1995 Long-Term Incentive and Stock Option Plan expired, 281,200 shares remained available for awards under such plan.

        The Board believes that the continuation of incentive compensation is essential in attracting, retaining and motivating individuals to enhance the likelihood of our future success. Shareholder approval of the 2005 Stock Plan will permit us to award incentives that achieve these goals.

        The following is a summary of the material terms of the 2005 Stock Plan and is qualified in its entirety by reference to the 2005 Stock Plan, a copy of which is attached as Appendix B to this proxy statement.

Summary of the 2005 Stock Plan

Administration

        The Compensation and Stock Option Committee will administer the 2005 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Stock Plan. In addition, the committee can specify whether, and under what circumstances, awards to be received under the 2005 Stock Plan may be deferred automatically or at the election of either the holder of the award or the committee. Subject to the provisions of the 2005 Stock Plan, the committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee has authority to interpret the 2005 Stock Plan and establish rules and regulations for the administration of the 2005 Stock Plan. The Board may exercise the powers of the committee at any time, subject to certain conditions. The committee may delegate to one or more of our officers or directors the authority to grant options, subject to certain conditions and the terms, conditions and limitations the committee may establish.

Eligible Participants

        Any employee, officer, consultant, advisor or director providing services to us or any of our affiliates who is selected by the committee is eligible to receive an award under the 2005 Stock Plan. As of April 12, 2005, approximately 50 employees, officers and directors were eligible to be selected by the committee to receive awards under the 2005 Stock Plan.

Shares Available For Awards

        The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2005 Stock Plan will be 281,200. The closing price of a share of our common stock as reported on the Nasdaq SmallCap Market on April 12, 2005 was $12.60. Certain awards under the 2005 Stock Plan are subject to limitations on the number of shares that may be awarded as follows:

  A maximum of 281,200 shares will be available for granting incentive stock options under the 2005 Stock Plan, subject to the provisions of Section 422 or 424 of the Internal Revenue Code of 1986 (the “Code”), or any successor provision.
  No person may be granted under the 2005 Stock Plan in any calendar year awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, for more than 150,000 shares in the aggregate.

        The committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Stock Plan.

        If any shares of our common stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2005 Stock Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award will be available again for award grants.

Types of Awards and Terms and Conditions

        The 2005 Stock Plan permits the granting of:

  stock options (including both incentive and non-qualified stock options);
  stock appreciation rights (“SARs”);
  restricted stock and restricted stock units;
  performance awards of cash, stock or property; and
  other stock grants.

        Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2005 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration, or for cash or other consideration as determined by the committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value on the date of grant of such option. The grant price of any SAR may not be less than the fair market value on the date of grant of such SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2005 Stock Plan will be made in accordance with methods and procedures established by the committee. The term of awards will be determined by the committee.

        Stock Options.   The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee. The option exercise price may be payable either in cash or, at the discretion of the committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

        Stock Appreciation Rights.   The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, in the committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the committee.

        Restricted Stock and Restricted Stock Units.   The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the committee. If the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the committee determines that it would be in our best interest to waive the remaining restrictions.

        Performance Awards.   Performance awards granted under the 2005 Stock Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. The committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m) of the Code.

        Performance goals must be based solely on one or more of the following business criteria: revenue, cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share (basic or diluted), margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.

        The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual or organizational levels. The aggregate dollar value of performance awards paid to any recipient in any calendar year may not exceed $500,000.

        Other Stock Grants.   The committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the committee and the 2005 Stock Plan limitations.

        Duration, Termination and Amendment.   Unless discontinued or terminated by the Board, the 2005 Stock Plan will expire on May 17, 2015. No awards may be made after that date. However, any award granted under the 2005 Stock Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

        The Board may amend, alter or discontinue the 2005 Stock Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available, increase the award limits under the 2005 Stock Plan, permit repricing of options or SARs or prevent the grant of options or SARs that would qualify under Section 162(m) of the Code. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the National Association of Securities Dealers, Inc. or any other securities exchange applicable to us.

Prohibition on Repricing Awards

        Without the approval of our shareholders, no option or SAR may be amended to reduce its exercise or grant price, and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2005 Stock Plan.

Transferability of Awards

        Unless otherwise provided by the committee, awards under the 2005 Stock Plan may only be transferred by will or by the laws of descent and distribution.

New Plan Benefits

        No benefits or amounts have been granted, awarded or received under the 2005 Stock Plan. In addition, the committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2005 Stock Plan were to be approved by the shareholders.

Equity Compensation Plan Information

        The following table presents information as of December 31, 2004 for our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders(1)	447,815	$ 3.13	296,200

Equity compensation plans not approved by security holders	—	—	—

Total	447,815	$ 3.13	296,200

_________________

(1)

Includes shares underlying stock options under the Image Sensing Systems, Inc. 1995 Long-Term Incentive and Stock Option Plan and non-qualified stock options granted outside the 1995 Plan between 1996 and 2000 to current and former members of the Board of Directors.

(2)

The 296,200 shares available for grant under the 1995 Long-Term Incentive and Stock Option Plan may become the subject of future awards in the form of stock options, stock appreciation rights, restricted stock, performance awards or other stock-based awards.

Federal Income Tax Consequences

Grant of Options and SARs

        The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs

        Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

        The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs

        As to other awards granted under the 2005 Stock Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

        As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for the shares by the holder. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

        Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2005 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2005 Stock Plan.

Application of Section 16

        Special rules may apply to individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation

        Under the 2005 Stock Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.

Recommendation

        The Board of Directors recommends that you vote FOR the proposal to approve the Image Sensing Systems, Inc. 2005 Stock Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO OUR INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of the following non-employee directors: Mr. Magnuson and Mr. Eleftheriou. Both of the members of the Audit Committee are independent for purposes of the Nasdaq listing standards. In order to comply with the Nasdaq listing standards, a third member will be added to the Audit Committee on or before July 31, 2005. Our Board of Directors has identified both Richard C. Magnuson and Michael G. Eleftheriou to be audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

        The Audit Committee oversees Image Sensing System’s financial reporting process on behalf of the Board of Directors and selects our independent accountants. Management has the primary responsibility for the financial reporting process, including our system of internal controls. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on our financial statements. The committee discusses with the internal and independent registered public accounting firm the overall scope and plans for their respective audits and meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. The Audit Committee reviewed and discussed the financial statements with management and the independent registered public accounting firm, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Image Sensing Systems’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission. The committee has selected Grant Thornton LLP as independent registered public accounting firm for Image Sensing Systems for the fiscal year ending December 31, 2005.

Richard C. Magnuson, Chair
Michael G. Eleftheriou

Audit Fees

        Audit fees, including aggregate fees for the audit of our annual financial statements, reviews of our quarterly financial statements and review of SEC filings were $47,769 and $42,100, for fiscal years 2004 and 2003, respectively.

Audit-Related Fees

        We paid no audit-related fees in fiscal 2004 or 2003.

Tax Fees

        Tax fees, including tax consulting and tax return preparation were $6,999 and $9,374 for fiscal years 2004 and 2003, respectively.

All Other Fees

        We paid no other fees in fiscal 2004 or 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees.

        To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by our independent registered public accounting firm during the year.

        As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent registered public accounting firm.

        All of the services provided by our independent registered public accounting firm in fiscal 2004 and 2003, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Grant Thornton LLP audited our consolidated financial statements for the fiscal year ended December 31, 2004. The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2005.

        While we are not required to do so, we are submitting the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the 2005 annual meeting. The representative will have an opportunity to make a statement at the meeting and will be available to respond to appropriate questions from shareholders.

        The Board of Directors recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Proxies will be voted FOR ratifying this appointment unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

        Any proposal by a shareholder to be presented in our proxy statement for the 2006 annual meeting must comply with the applicable rules and regulations of the Securities and Exchange Commission and must be received at our principal executive offices, 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, no later than December 19, 2005. Pursuant to the rules of the Securities and Exchange Commission, proxies solicited by management for the next annual meeting may grant management the authority to vote in its discretion on any proposal submitted by a shareholder otherwise than through inclusion in the proxy statement for the meeting, unless we have received notice of the shareholder proposal at our principal executive offices on or before March 4, 2006.

ANNUAL REPORT TO SHAREHOLDERS

        We are including with this proxy statement our Annual Report to Shareholders for the year ended December 31, 2004, which includes an audited balance sheet as of that date and the related statements of income, cash flows and shareholders’ equity for fiscal 2004, as well as other financial information relating to Image Sensing Systems, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. Shareholders may receive, upon payment of a reasonable fee, a copy of any exhibit to our Annual Report on Form 10-KSB for fiscal 2004, as filed with the Securities and Exchange Commission, by writing to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, Attention: Chief Financial Officer.

OTHER MATTERS

        We know of no matters other than those that are described in this proxy statement to come before the 2005 annual meeting of shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

/s/   James Murdakes

James Murdakes
Chairman of the Board, Chief Executive Officer,
President and Secretary

Dated:   April 18, 2005

Appendix A

IMAGE SENSING SYSTEMS, INC.
AUDIT COMMITTEE CHARTER

I	Purpose

                The purposes of the Audit Committee (“Committee”) of Image Sensing Systems, Inc. (the “Company”) are to assist the Company’s Board of Directors (“Board”) in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, the Company’s management of business and financial risk, and the Company’s systems of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by the Company.

II	Membership

                The Committee is a standing committee of and approved by the Board and shall by July 31, 2005 be comprised of at least three directors, each of whom shall be independent as required by the Securities Exchange Act of 1934, as amended (“Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”), and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of the Company’s financial statements or the financial statements of any current subsidiary of the Company at any time during the past three years. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board will determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name, will be disclosed in periodic filings as required by the SEC. The term of appointment of each Committee member and the Committee Chair is at the discretion of the Board.

III	Responsibilities

                The Committee is not responsible for preparing financial statements or performing audits, and its members are not auditors or certifiers of the Company’s financial statements.

                The Committee’s responsibilities shall include the following:

                Oversight of Financial Statements and Disclosure

1.	Review and discuss with the Company’s financial management and independent auditor the Company’s (i) annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the Company’s release of such financial statements or filing of such forms with the SEC, and (ii) earnings press releases prior to their issuance by the Company.

2.	Receive and review any disclosure from the Company’s CEO or CFO to be made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.	Recommend to the Board whether, based on the review and discussions described in paragraph 1 above, the annual audited financial statement should be included in the Company’s Annual Report on Form 10-KSB.

4.	Review with the independent auditor its judgments as to the quality of the Company’s accounting principles and underlying estimates as applied in its financial reporting.

5.	Review with the Company’s outside counsel legal issues that may have a significant impact on the Company’s financial statements.

6.	Oversee the preparation of an annual Committee report for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC.

                Engagement and Oversight of the Independent Auditor

7.	Ascertain the independence of the external auditor. The Committee shall receive a written statement annually from the auditor delineating all relationships between the auditor and the Company, and the Committee shall discuss with the external auditor any disclosed relationships or services that may impact auditor objectivity and independence. The Committee shall recommend that the full Board take appropriate action to ensure the independence of the external auditor.

8.	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee, and the Committee shall oversee the resolution of disagreements between management and the independent auditor if they arise. The Committee shall recommend to the Board that the Board submit its appointment of independent auditors to the Company shareholders for ratification.

9.	Review, discuss with the independent auditor and approve the scope and plans for its audit examination and review and discuss with the independent auditor its audit procedures and the results of the annual audit examination, including, but not limited to, accompanying management letters and performance of the independent auditor.

10.	Review the independent auditor’s attestation and report on management’s internal control report from the time that such reports are prepared.

11.	Review and pre-approve the engagement of the independent auditor for all audit and non-audit service (to the extent such service is not prohibited by Section 10A(g) of the Exchange Act) and the fee for such service, and consider whether the independent auditor’s performance of any non-audit services is compatible with its independence. The Committee has delegated the authority to pre-approve services provided by the independent auditor to the Chair of the Committee, who shall report any pre-approval decisions to the Committee at its next scheduled meeting.

12.	Maintain open communication with the independent auditor by regularly holding private meetings with the independent auditor. The Committee shall provide the independent auditor with open access to the Chair of the Committee so that it may bring matters to his or her attention at any time.

                Oversight of Internal Audit Function and Risk Management

13.	Review the appointment, performance and replacement of the manager of the internal audit function (if established), and appoint or replace any outsourced provider of the internal audit function (if established).

14.	If an internal auditor is appointed, approve the annual audit plan of such internal auditor.

15.	Review with the internal auditor (if one is appointed) and other appropriate Company personnel the results of his, her or its audits with specific regard to the adequacy of financial controls and to improvements in accounting procedures, systems and policies, and review management’s response to the issues raised thereby.

16.	Evaluate the Company’s internal control procedures with financial management, the internal auditor (if one is appointed) and the independent auditor.

17.	Maintain open communication with the internal auditor (if one is appointed) by regularly holding private meetings with the internal auditor.

18.	Discuss policies with respect to risk assessment and risk management and generally review processes established by management to manage and assess risk.

                Corporate Compliance Oversight

19.	Investigate any allegations of deviations from ethical or accepted business practices brought to the Committee’s attention, including initiating or authorizing the implementation of any special investigations with outside resources on behalf of the Board.

20.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company employees of concerns regarding questionable accounting or auditing matters.

                Other Committee Responsibilities

21.	Periodically review the quality, effectiveness and performance of the Company’s financial organization.

22.	Approve all related party transactions (as defined by applicable Nasdaq rules) to which the Company is a party.

23.	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

                The Committee will provide regular reports of its activities to the Board specifically addressing any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the internal audit function, or the Company’s management of business and financial risk or the Company’s systems of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards.

IV	Meetings

                The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. The Committee will record the results of reviews made and actions taken at such meetings, and the Chair of the Committee will report to the full Board with respect to its meetings, including recommending actions to the full Board. In the absence of the Chair of the Committee, the members of the Committee may appoint any other member to preside.

V	Resources and Authority

                The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (i) compensation to the independent auditor, and any outsourced internal auditor, for services approved by the Committee, (ii) compensation to any outside advisers retained by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to:

•	conduct or authorize investigations into any matters within its scope of responsibilities;

•	engage outside auditors for special audits, reviews and other procedures;

•	retain special counsel and other experts and consultants to advise the Committee; and

•	approve the fees and other retention terms for such parties.

                The Committee may request to have any officer, employee, outside counsel or independent auditor of the Company attend a meeting of the Committee or meet with any members of, or consultants to, the Committee. The Committee has the authority to use other resources, either within or outside the Company, to address special circumstances when appropriate.

                The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

VI	Adoption of Charter

                This revised Charter was adopted by the Board on April 12, 2005.

Appendix B

IMAGE SENSING SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

APRIL 12, 2005

Table of Contents

Section 1.	Purpose	1
Section 2.	Definitions	1
Section 3.	Administration	3
(a)	Power and Authority of the Committee	3
(b)	Power and Authority of the Board	4
(c)	Delegation	4
Section 4.	Shares Available for Awards	4
(a)	Shares Available	4
(b)	Accounting for Awards	4
(c)	Adjustments	5
(d)	Award Limitations Under the Plan	5
Section 5.	Eligibility	5
Section 6.	Awards	6
(a)	Options	6
(b)	Stock Appreciation Rights	6
(c)	Restricted Stock and Restricted Stock Units	6
(d)	Performance Awards	7
(e)	Other Stock Grants	7
(f)	General	8
Section 7.	Amendment and Termination; Adjustments	9
(a)	Amendments to the Plan	9
(b)	Amendments to Awards	9
(c)	Correction of Defects, Omissions and Inconsistencies	10
Section 8.	Income Tax Withholding	10
Section 9.	General Provisions	10
(a)	No Rights to Awards	10
(b)	Award Agreements	10
(c)	Plan Provisions Control	10
(d)	No Rights of Shareholders	10
(e)	No Limit on Other Compensation Arrangements	11
(f)	No Right to Employment	11
(g)	Governing Law	11
(h)	Severability	11
(i)	No Trust or Fund Created	11
(j)	No Fractional Shares	11
(k)	Headings	11
Section 10.	Effective Date of the Plan	12
Section 11.	Term of the Plan	12

B-i

IMAGE SENSING SYSTEMS, INC.
2005 STOCK INCENTIVE PLAN

Section 1.     Purpose

        The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.     Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

        (a)     “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

        (b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock Grant granted under the Plan.

        (c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

        (d)     “Board” shall mean the Board of Directors of the Company.

        (e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

        (f)     “Committee” shall mean the Compensation and Stock Option Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director”

        (g)     “Company” shall mean Image Sensing Systems, Inc., a Minnesota corporation, and any successor corporation.

        (h)     “Director” shall mean a member of the Board, including any Non-Employee Director.

        (i)     “Eligible Person” shall mean any employee, officer, consultant, advisor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

        (j)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

        (k)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the Nasdaq SmallCap Market, the closing sale price of one Share as reported on the Nasdaq SmallCap Market on such date or, if the Nasdaq SmallCap Market is not open for trading on such date, on the most recent preceding date when it is open for trading.

        (l)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

        (m)     “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

        (n)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

        (o)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (p)     “Other Stock Grant” shall mean any right granted under Section 6(e) of the Plan.

        (q)     “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

        (r)     “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

        (s)     “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or group basis: revenue, cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share (basic or diluted), margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or group performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

        (t)     “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

        (u)     “Plan” shall mean the Image Sensing Systems, Inc. 2005 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

        (v)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

        (w)     “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

        (x)     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

        (y)     “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

        (z)     “Share” or “Shares” shall mean a share or shares of common stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

        (aa)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

        (a)     Power and Authority of the Committee.   The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

        (b)     Power and Authority of the Board.   Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

        (c)     Delegation.   The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Options; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Options to be made to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.     Shares Available for Awards

        (a)     Shares Available.   Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 281,200.

        (b)     Accounting for Awards.   For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan. Any previously issued Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall again be available for granting Awards under the Plan.

        (c)     Adjustments.   In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase price or exercise price with respect to any Award.

        (d)     Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 150,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $500,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

(iii) Limitation on Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 281,200, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

Section 5.     Eligibility

        Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards

        (a)     Options.   The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

        (b)     Stock Appreciation Rights.   The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

        (c)     Restricted Stock and Restricted Stock Units.   The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and Restricted Stock Units held by the Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

        (d)     Performance Awards.   The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

        (e)     Other Stock Grants.   The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

        (f)     General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iv) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefore) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the shareholders of the Company.

Section 7.     Amendment and Termination; Adjustments

        (a)     Amendments to the Plan.   The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) permits the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(f)(vii) of the Plan; or

(v) would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

        (b)     Amendments to Awards.   The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

        (c)     Correction of Defects, Omissions and Inconsistencies.   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding

        In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.     General Provisions

        (a)     No Rights to Awards.   No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

        (b)     Award Agreements.   No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

        (c)     Plan Provisions Control.   In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

        (d)     No Rights of Shareholders.   Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

        (e)     No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (f)     No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (g)     Governing Law.   The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

        (h)     Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

        (i)     No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (j)     No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (k)     Headings.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.     Effective Date of the Plan

        The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on May 18, 2005 and the Plan shall be effective as of the date of such shareholder approval.

Section 11.     Term of the Plan

        The Plan shall terminate at midnight on May 17, 2015, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan (April 12, 2005). The Plan shall remain in effect as long as any Awards are outstanding.

IMAGE SENSING SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 18, 2005
3:30 p.m. Central Time
Science Museum of Minnesota
120 West Kellogg Boulevard
St. Paul, Minnesota 55102

IMAGE SENSING SYSTEMS, INC.	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 18, 2005, revoking any proxy previously given, hereby appoint(s) James Murdakes and Arthur J. Bourgeois as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Image Sensing Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:30 p.m. Central Time on Wednesday, May 18, 2005 at the Science Museum of Minnesota, 120 West Kellogg Boulevard, St. Paul, Minnesota 55102, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is given, this proxy will be voted “FOR” all nominees for director, “FOR” the proposal to approve the Image Sensing Systems, Inc. 2005 Stock Incentive Plan, “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2005 fiscal year, and in the discretion of the named proxies on all other matters.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

See reverse side for voting instructions.

\/     Detach below and return using the envelope provided     \/

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Richard P. Braun 02 Michael G. Eleftheriou 03 Richard C. Magnuson	04 Panos G. Michalopoulos 05 James Murdakes	☐	FOR all nominees listed to the left (except as specified below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Image Sensing Systems, Inc. 2005 Stock Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2005	☐	For	☐	Against	☐	Abstain

Address Change? Mark Box ☐ and indicate changes below:	Date _________________________________________

Signature(s) in Box
PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.